UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12130 State Highway 3, Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2007, SPACEHAB, Incorporated (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of October 5, 2007 (the “Supplemental Indenture”), to the Indenture, dated as of November 22, 2005 (the “Indenture”) between the Company and Wachovia Bank, National Association, the predecessor to U.S. Bank National Association. The Supplemental Indenture relates to proposed amendments to the Indenture with respect to the Company’s outstanding 5.5% Senior Convertible Notes due 2010 (the “Senior Notes”) pursuant to the Company’s previously announced exchange offer and consent solicitation (the “Exchange Offer”) for any and all of its outstanding Senior Notes and any and all of its outstanding 8% Convertible Subordinated Notes due 2007 (the “Junior Notes”). Adoption of the amendments contained in the Supplemental Indenture required the consent of holders representing at least a majority of the principal amount of the Senior Notes. In connection with the Exchange Offer, the Company received consents to adopt the amendments contained in the Supplemental Indenture from the holders of approximately 86% of the principal amount of the Senior Notes.

Following the closing of the Exchange Offer, approximately $7.3 million of Senior Notes remain outstanding. The amendments to the Indenture pursuant to the Supplemental Indenture will eliminate substantially all of the restrictive covenants contained in the Indenture. The amendments to the Indenture became effective upon the execution of the Supplemental Indenture. Further details about the terms and conditions of the consent solicitation are set forth in the offering memorandum which was filed as Exhibit (a)(1)(A) to the Schedule TO on August 31, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

The Exchange Offer expired at 5:00 p.m., New York City time, on October 1, 2007 and closed on October 5, 2007. Reference is made to the related offering memorandum which was filed as Exhibit (a)(1)(A) to the Schedule TO on August 31, 2007. As a result of the closing of the Exchange Offer, in exchange for $7,439,000 in principal aggregate amount of validly tendered and accepted Junior Notes, the holders received an aggregate of 550,486 shares of the Company’s common stock, no par value, (“Common Stock”) and an aggregate of 8,926.8 shares of the Company’s Series C Convertible Preferred Stock, no par value, (“Series C Preferred”). In exchange for $45,633,000 in principal aggregate amount of validly tendered and accepted Senior Notes, the holders received an aggregate of 30,437,211 shares of common stock and 45,633 shares of Series C Preferred.

In addition, on October 5, 2007, the Company closed the Restructuring and Exchange Agreement (the “Restructuring Agreement”), effective as of August 31, 2007, among the Company and certain existing securities holders. At the closing of the Restructuring Agreement, the Company issued to Astrium GmbH 1,333,334 shares of common stock and 6,540 shares of Series C Preferred in exchange for Astrium’s existing 1,333,334 shares of Series B Convertible Preferred Stock. The foregoing description of the Restructuring Agreement does not purport to be complete and is qualified in its entirety by reference to the Restructuring Agreement, which was included as Exhibit (d)(7) to the Company’s Schedule TO filed on August 31, 2007 and is hereby incorporated by reference into this Item 3.02.

In connection with the expiration of the Exchange Offer, the Company issued a press release on October 2, 2007, which is being filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. In connection with the closing of the Exchange Offer and the closing of the Restructuring Agreement, the Company is filing a press release with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The securities received in the Exchange Offer were sold in reliance on the exemption from registration under Section 3(a)(9) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders.

See the description under Item 1.01, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Title of Document
99.1	Press Release dated as of October 2, 2007.

99.2	Press Release dated as of October 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated
(Registrant)

Date: October 5, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated as of October 2, 2007.

99.2	Press Release dated as of October 5, 2007.